TRUEBLUE REPORTS THIRD QUARTER 2022 RESULTS
Gross margin strength drives bottom-line results

TACOMA, WASH. - Oct. 24, 2022 -- TrueBlue (NYSE:TBI) today announced its third quarter results for 2022.

Third quarter revenue was $576 million, roughly flat compared to revenue of $577 million in the third quarter of 2021. Net income per diluted share was $0.63 compared to net income per diluted share of $0.53 in the third quarter of 2021. Third quarter adjusted net income1 per diluted share was $0.75 compared to adjusted net income per diluted share of $0.59 in the third quarter of 2021.

“Given the uncertainty businesses face regarding their workforce needs, we are pleased with our results this quarter,” said Steve Cooper, CEO of TrueBlue. “While demand slowed, we filled a higher proportion of orders due to continued improvement in worker supply. Tight labor pools are playing to our favor with the strongest bill/pay spreads in recent history resulting in higher operating income and related margin.

“Over the near-term, we believe economic uncertainty will increase and demand for our services will soften,” continued Mr. Cooper. “Ultimately, we see secular strength for our workforce solutions. We expect low labor participation rates and an increasing preference to work from home to further constrain blue-collar labor supply. We will continue to invest in our operational and technology strengths to ensure we are well-positioned for the economic recovery and beyond.”

2022 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss third quarter 2022 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Oct. 24, 2022. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2021, TrueBlue connected approximately 615,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to attract and retain clients, (5) our ability to maintain profit margins, (6) our ability to successfully execute on business strategies to further digitalize our business model, (7) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		39 weeks ended
(in thousands, except per share data)	Sep 25, 2022	Sep 26, 2021	Sep 25, 2022	Sep 26, 2021
Revenue from services	$575,721	$577,031	$1,696,489	$1,551,692
Cost of services	419,802	430,529	1,242,194	1,158,148
Gross profit	155,919	146,502	454,295	393,544
Selling, general and administrative expense	124,351	118,748	366,953	326,657
Depreciation and amortization	7,483	6,426	22,015	20,405
Income from operations	24,085	21,328	65,327	46,482
Interest expense and other income, net	703	581	1,098	1,880
Income before tax expense	24,788	21,909	66,425	48,362
Income tax expense	4,092	3,267	11,197	6,938
Net income	$20,696	$18,642	$55,228	$41,424

Net income per common share:
Basic	$0.64	$0.53	$1.67	$1.19
Diluted	$0.63	$0.53	$1.65	$1.17

Weighted average shares outstanding:
Basic	32,434	34,873	33,023	34,788
Diluted	32,818	35,475	33,511	35,255

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Sep 25, 2022	Dec 26, 2021
ASSETS
Cash and cash equivalents	$43,779	$49,896
Accounts receivable, net	328,763	353,882
Other current assets	36,088	41,295
Total current assets	408,630	445,073
Property and equipment, net	92,324	88,090
Restricted cash and investments	208,659	221,026
Goodwill and intangible assets, net	110,741	116,749
Other assets, net	162,427	162,288
Total assets	$982,781	$1,033,226

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$53,838	$77,172
Accrued wages and benefits	89,899	100,173
Current portion of workers’ compensation claims reserve	55,574	61,596
Other current liabilities	23,759	19,605
Total current liabilities	223,070	258,546
Workers’ compensation claims reserve, less current portion	196,315	194,598
Other long-term liabilities	76,582	87,015
Total liabilities	495,967	540,159
Shareholders’ equity	486,814	493,067
Total liabilities and shareholders’ equity	$982,781	$1,033,226

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 weeks ended
(in thousands)	Sep 25, 2022	Sep 26, 2021
Cash flows from operating activities:
Net income	$55,228	$41,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,015	20,405
Provision for credit losses	3,352	2,881
Stock-based compensation	7,675	10,149
Deferred income taxes	2,046	445
Non-cash lease expense	9,694	11,173
Other operating activities	8,772	(1,484)
Changes in operating assets and liabilities:
Accounts receivable	21,388	(53,626)
Income taxes receivable and payable	186	963
Operating lease right-of-use-asset	—	7,150
Other assets	(564)	(7,003)
Accounts payable and other accrued expenses	(22,935)	3,212
Accrued wages and benefits	(10,277)	24,278
Deferred employer payroll taxes	—	(57,066)
Workers’ compensation claims reserve	(4,304)	3,075
Operating lease liabilities	(9,673)	(10,017)
Other liabilities	(2,529)	4,598
Net cash provided by operating activities	80,074	557
Cash flows from investing activities:
Capital expenditures	(22,685)	(28,772)
Purchases of restricted available-for-sale investments	—	(29)
Sales of restricted available-for-sale investments	—	793
Purchases of restricted held-to-maturity investments	(4,950)	—
Maturities of restricted held-to-maturity investments	23,697	18,346
Net cash used in investing activities	(3,938)	(9,662)
Cash flows from financing activities:
Purchases and retirement of common stock	(60,939)	—
Net proceeds from employee stock purchase plans	780	754
Common stock repurchases for taxes upon vesting of restricted stock	(4,347)	(3,035)
Other	(203)	(270)
Net cash used in financing activities	(64,709)	(2,551)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,482)	(613)
Net change in cash, cash equivalents, and restricted cash	8,945	(12,269)
Cash, cash equivalents and restricted cash, beginning of period	103,185	118,612
Cash, cash equivalents and restricted cash, end of period	$112,130	$106,343

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 25, 2022	Sep 26, 2021
Revenue from services:
PeopleReady	$334,639	$349,056
PeopleManagement	163,618	157,789
PeopleScout	77,464	70,186
Total company	$575,721	$577,031

Segment profit (1):
PeopleReady	$28,732	$24,690
PeopleManagement	4,463	2,360
PeopleScout	10,707	9,778
Total segment profit	43,902	36,828
Corporate unallocated expense	(9,396)	(7,667)
Total company Adjusted EBITDA (2)	34,506	29,161
Third-party processing fees for hiring tax credits (3)	(162)	(419)
Amortization of software as a service assets (4)	(729)	(670)
PeopleReady technology upgrade costs (5)	(1,858)	—
COVID-19 government subsidies	—	92
Other adjustments, net (6)	(189)	(410)
EBITDA (2)	31,568	27,754
Depreciation and amortization	(7,483)	(6,426)
Interest expense and other income, net	703	581
Income before tax expense	24,788	21,909
Income tax expense	(4,092)	(3,267)
Net income	$20,696	$18,642
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Costs associated with upgrading legacy PeopleReady technology.
(6)Other adjustments for the 13 weeks ended September 25, 2022 include $0.2 million incurred to transition to a new third-party claims administrator for workers’ compensation. Other adjustments for the 13 weeks ended September 26, 2021 primarily include costs of $0.2 million incurred while transitioning into our new Chicago office and implementation costs for cloud-based systems of $0.1 million.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share
Net income and net income per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–accelerated depreciation,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies,
–other adjustments, net, and
–tax effect of each adjustment to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
–income taxes,
–interest expense and other income, net, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, and
–other adjustments, net.
–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Sep 25, 2022	Sep 26, 2021
Net income	$20,696	$18,642
Amortization of intangible assets	1,484	1,506
Amortization of software as a service assets (1)	729	670
Accelerated depreciation (2)	602	—
PeopleReady technology upgrade costs (3)	1,858	—
COVID-19 government subsidies	—	(92)
Other adjustments, net (4)	189	410
Tax effect of adjustments to net income (5)	(800)	(372)
Adjusted net income	$24,758	$20,764

Adjusted net income per diluted share	$0.75	$0.59

Diluted weighted average shares outstanding	32,818	35,475

Margin / % of revenue:
Net income	3.6%	3.2%
Adjusted net income	4.3%	3.6%
2.RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 25, 2022	Sep 26, 2021
Net income	$20,696	$18,642
Income tax expense	4,092	3,267
Interest expense and other (income), net	(703)	(581)
Depreciation and amortization	7,483	6,426
EBITDA	31,568	27,754
Third-party processing fees for hiring tax credits (6)	162	419
Amortization of software as a service assets (1)	729	670
PeopleReady technology upgrade costs (3)	1,858	—
COVID-19 government subsidies	—	(92)
Other adjustments, net (4)	189	410
Adjusted EBITDA	$34,506	$29,161

Margin / % of revenue:
Net income	3.6%	3.2%
Adjusted EBITDA	6.0%	5.1%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Sep 25, 2022	Sep 26, 2021
Selling, general and administrative expense	$124,351	$118,748
Third-party processing fees for hiring tax credits (6)	(162)	(419)
Amortization of software as a service assets (1)	(729)	(670)
PeopleReady technology upgrade costs (3)	(1,858)	—
COVID-19 government subsidies	—	92
Other adjustments, net (4)	(189)	(410)
Adjusted SG&A expense	$121,413	$117,341

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform.

(3)Costs associated with upgrading legacy PeopleReady technology.

(4)Other adjustments for the 13 weeks ended September 25, 2022 include $0.2 million incurred to transition to a new third-party claims administrator for workers’ compensation. Other adjustments for the 13 weeks ended September 26, 2021 primarily include costs of $0.2 million incurred while transitioning into our new Chicago office and implementation costs for cloud-based systems of $0.1 million.

(5)Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods.

(6)These third-party processing fees are associated with generating hiring tax credits.